Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Endeavour Energy UK Limited:

We consent to the use of our report included (incorporated by reference) herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/  KPMG LLP

Houston, Texas
March 21, 2014